Exhibit 32.2

CERTIFICATION OF PERIODIC REPORT

As adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K for the year ended June 30, 2009 of iBio, Inc. (the “Company”) as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Frederick Larcombe, the Chief Financial Officer of iBio, Inc. certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to his knowledge:

1)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2)     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification accompanies the Report pursuant to Section 906 of Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: September 28, 2009	By: /s/ Frederick Larcombe
Name: Frederick Larcombe
Title: Chief Financial Officer